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                                                                    EXHIBIT 23.2


                          Independent Auditors' Consent


The Board of Directors
Ocean Energy, Inc.:


We consent to the use of our report dated January 25, 2001, with respect to the consolidated balance sheets of Ocean Energy, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, incorporated herein by reference.


                                                              /s/ KPMG L.L.P.

Houston, Texas
December 14, 2001